UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 24, 2007

SHORE BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Maryland	0-22345	52-1974638
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

18 East Dover Street, Easton, Maryland 21601
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (410) 822-1400

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

࿳  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

࿳  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

࿳  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

࿳  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of
Certain Officers.

(d) Matters Related to the Election of Directors.

As previously reported, the Board of Directors of Shore Bancshares, Inc. (the “Company”) elected William W. Duncan, Jr. to serve as a director until the 2007 Annual Meeting of Stockholders and until his successor is duly elected and qualifies. Mr. Duncan was elected on July 31, 2006 in connection with his concurrent appointment by Board of Directors of The Talbot Bank of Easton, Maryland (the “Bank”) to serve as its President and Chief Executive Officer.

Mr. Duncan is employed by the Bank on an at-will basis and is not a party to any written employment agreement. At the time of his appointment, Mr. Duncan’s compensation arrangement called for an annual salary of $245,000, subject to annual adjustment, and participation in the Company’s bonus program, profit sharing and 401(k) plan, and group term life insurance program, to the extent the provisions and regulations of such plans permit such participation, and five annual grants of restricted stock under the Company's 2006 Stock and Incentive Compensation Plan (the "Equity Plan") based on a dollar value to be determined at a later date.

On January 24, 2007, the Bank and Mr. Duncan agreed to a revised compensation arrangement, which specifies that his bonus for the first full fiscal year of employment (i.e., 2007) will be $125,000 and that the dollar amount of the previously-disclosed five annual restricted stock awards to which he is entitled under the Equity Plan will be $36,076. Accordingly, the number of shares of restricted stock underlying each such award will be determined on the date of the award by dividing $36,076 by the Fair Market Value (as defined in the Equity Plan) of a share of Company common stock for that award date.
All other terms of Mr. Duncan’s compensation arrangement remain as originally reported.

(e) Compensatory Plans.

On February 8, 2007, the Company’s Board of Directors, upon the recommendation of its Compensation Committee, amended and restated the Company’s Executive Deferred Compensation Plan (the “Deferred Compensation Plan”).

As originally adopted, Schedule A to the Deferred Compensation Plan provided that, for the first “Plan Year”, Mr. Duncan and W. Moorhead Vermilye, the Company’s President and Chief Executive Officer, were to receive certain Mandatory Contributions (as defined in the Deferred Compensation Plan), and that Mr. Vermilye and Lloyd L. Beatty, Jr., the Company’s Chief Operating Officer, were to receive certain Discretionary Contributions (as defined in the Deferred Compensation Plan). Under the terms of the Deferred Compensation Plan, the first “Plan Year” was October 1, 2006 through December 31, 2006. It was not contemplated by any party, including the above-named participants, that any Mandatory or Discretionary Contributions would be paid in 2006. Rather, all parties contemplated that contributions would begin with the first full Plan Year (i.e., January 1, 2007 to December 31, 2007). Schedule A to the Deferred Compensation Plan has been amended accordingly. In addition, Section 6.2 of the Deferred Compensation Plan was amended to make it clear that, in addition to other stated vesting dates, a participant will be 100% vested in his or her Employer Funded Account (as defined in the Deferred Compensation Plan) at age 70. Finally, Section 5.2 of the Deferred Compensation Plan was amended to eliminate Company common stock as a deemed investment option to avoid certain compliance burdens associated with such a deemed investment option.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits:

Exhibit 10.1—Summary of Compensation Arrangement for William W. Duncan, Jr., as amended effective January 24, 2007 (filed herewith).

Exhibit 10.2—Shore Bancshares, Inc. Amended and Restated Executive Deferred Compensation Plan (filed herewith) (the related Deferral Election, Investment Designation, and Beneficiary Designation Forms are incorporated herein by reference to Exhibit 10.1 to the Company’s Form 8-K filed on October 2, 2006).

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SHORE BANCSHARES, INC.

Dated: February 14, 2007	By:	/s/ W. Moorhead Vermilye
W. Moorhead Vermilye
President and CEO

EXHIBIT INDEX

Exhibit Number	Description

10.1	Summary of Compensation Arrangement for William W. Duncan, Jr., as amended effective January 24, 2007 (filed herewith).

10.2
Shore Bancshares, Inc. Amended and Restated Executive Deferred Compensation Plan (filed herewith) (the related Deferral Election, Investment Designation, and Beneficiary Designation Forms are incorporated herein by reference to Exhibit 10.1 to the Company’s Form 8-K filed on October 2, 2006).